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                                EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 16th day of November,1998, by and between PDS FINANCIAL CORPORATION a Minnesota Corporation, ("Employer"), and STEVEN M. DES CHAMPS ("Employee"), and shall become effective on the 16th day of November, 1998.

                                    WITNESSETH:

     WHEREAS, Employer is in the business of providing equipment financing and related financial advisory services to gaming and gaming related businesses throughout the United States and Canada, and reconditioning and buying and selling used slot machines; and

     WHEREAS, Employer desires to secure the benefits of Employee's continued services as well as the benefits of Employee's background, knowledge, experience, ability, and expertise to promote and maintain Employer's growth, viability and profitability; and

     WHEREAS, Employee is desirous of being employed by Employer in accordance with the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

I.   NATURE OF EMPLOYMENT AND DUTIES OF EMPLOYEE

     1.01 Employee is hired and shall serve as Chief Financial Officer with duties, powers and responsibilities consistent with such position, as set forth on EXHIBIT 1 attached hereto and incorporated herein by this reference. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of Employer, as set forth in
               EXHIBIT 1. Employee agrees to devote substantially his full energies, abilities and productive time to the Employer's business and to the performance of his assigned duties, to discharge those duties in a diligent and professional manner, and not to engage in any other activities that would materially interfere with the performance of his duties under this Agreement or engage in any activity competitive with or adverse to the Employer's business or welfare.

               Employer may assign Employee to another position commensurate with Employee's training, skills or experience so long as the position is acceptable to both parties and compensation paid to Employee is equal to or greater than the compensation provided in this Agreement.

II.  TERM OF EMPLOYMENT

     2.01      Employer hereby employs the Employee and Employee hereby agrees to his employment with the Employer for a period of two (2) years commencing as of the Date of this Agreement.
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     2.02      As used herein, the phrase "Employment Term" refers to the entire period of employment, including the Initial Employment Term and any extensions agreed to by the mutual consent of Employer and Employee.

     2.03 Renewal of Employment Term - The Employment Term shall automatically renew for consecutive additional periods of one (1) year unless at least thirty (30) days prior to the expiration of the Initial Employment Term or any extension thereof either party shall notify the other in writing of its decision to not renew the Agreement.

III. TERMINATION

     3.01 Notwithstanding the specific provisions of Section II above, the Employment Term may be terminated as set forth herein:

     3.02 Termination for Cause - Employer may terminate the Employment Term at any time without notice upon the occurrence of any of the following events:

                 (i) Death of Employee; or

                (ii) The conviction of Employee in a court of law of any
                     offense involving money or other property or of any crime that constitutes a felony, or any misdemeanor involving moral turpitude; or

               (iii) A determination by a licensed physician of the state of which Employee maintains his permanent residence that Employee is mentally incompetent or chemically dependent; or

                (iv) Employee's repeated and/or willful violation of
                     specific written directions of the Board of Directors, or the President of Employee, or policies set forth in Employer's Employee Handbook, or other policies of the Employer; or

                 (v) Employee's repeated and/or willful failure to perform
                     his job duties after written notice by the Employer's CEO, President or Board of Directors; or

                (vi) A determination that any statement, representation or warranty made to Employer by Employee shall be false or misleading; or

               (vii) Employee's inability to perform a substantial portion of his usual and customary duties, because of illness or sickness for a total of 45 days within any period of 12 consecutive months; or

              (viii) A determination by Employer's President or Board of
                     Directors that Employee has engaged in any conduct which jeopardizes Employer's federal, state, sovereign, or local governing authority licensing or other approvals deemed material by Employer.
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                (ix) inability or failure to obtain and/or retain
                     requisite licenses, permits and authorizations required by the various gaming jurisdictions of individuals for the position of Chief Financial Officer.

     3.03 Termination by Employee - Employee shall have the right to terminate the Employment Agreement upon the insolvency or bankruptcy of Employer. Employee may terminate this Agreement with a thirty (30) days notice in the event that any person, group of entity acquires a 50% or more equity position, proxy control or management control that in fact results in a material diminution or loss of Employee's authority or management prerogatives. If employee terminates this Agreement because of such action, Employee shall be entitled to nine (9) months of Base Compensation in effect at the time of said action. The amount shall be payable in a single payment due within 30 days of completion of the sale.

     3.04 Termination Without Cause - Employer shall have the right to terminate the Employment Term at any time and for any reason with or without cause upon Thirty (30) days written notice to Employee. In the event of such termination without cause, and only under these circumstances, Employer shall pay to Employee a Severance Benefit equal to nine (9) months Base Compensation to be paid on the last day of the notice period.

     3.05 Termination by Mutual Consent - The Employment Term may be terminated at any time with the mutual consent of Employer and Employee, and upon mutually acceptable terms.

IV.  COMPENSATION

     4.01 Base Salary - Employee shall receive a Base Salary equal to $10,000 per month, payable in equal installments on the fifteenth and last day of each month or more often at the election of Employer. Increases in the base salary for subsequent years will be based on performance evaluation, profitability, and according to percentages to be determined by the Employer's CEO or Board of Directors.

     4.02 If PDS Financial Corporation's annual net income exceeds the amount approved by the Board of Directors and President, the Employer agrees to pay Employee a performance bonus of no less than 10% of his annualized Base Compensation. For purposes of calculating any performance bonuses referred to herein, Net Income shall be determined by the unaudited internal financial statements of Employer. Net Income shall be the net profit after taxes but before any distribution to shareholders. Performance bonuses shall be paid by Employer within ten (10)
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               business days after the preparation of financial statements of
               Employer for the periods to which such bonuses relate.

     4.03 At the discretion of the CEO of Employer, Employee may be paid up to an additional 10% of his base salary earned as a discretionary bonus to recognize outstanding performance. Employer may also grant to Employee options to purchase additional shares of Employer's stock. Employee's stock options rights will be more fully defined in a separate agreement.

     4.04 Expenses - Upon submission of proper vouchers or receipts, Employer will pay or reimburse Employee for authorized travel or entertainment expenses relating to Employer's customers and other employees as are reasonably incurred by him in accordance with Employer's entertainment expense policies and in connection with the business of Employer, during the Term of Employment.

     4.05 Stock Options - Upon the date of hire Employer will grant to Employee options to purchase 50,000 shares of the Employer's common stock which shall vest over a five (5) year period. Employee's stock option rights will be more fully defined in a separate agreement.

     4.06 Benefits - Employee will be reimbursed for the cost of continuation of the employee's coverage under his current medical plan until entitled to Employer's medical coverage. Thereafter, employee will be entitled to all benefits as outlined in the Employee Handbook which includes insurance, retirement and other benefits as are generally available to salaried employees of Employer, subject to any limitations on such benefits to officers, directors or highly paid employees in order that such benefit programs qualify under Federal or State law for favored tax or other treatment. Such benefits may be changed from time to time by Employer.

V.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     During the course of his employment, Employee will have knowledge of Employer's process, data, techniques, computer software or hardware, trade secrets, clients, plans for marketing and expansion, and other information that is proprietary in nature with respect to Employer, its personnel and the conduct of Employer's business (collectively "Confidential
     Information").   During the Employment Term and following the termination
     of this employment, for whatever reason, Employee agrees not to disclose, divulge, make public, or use to the detriment of Employer, whether for the benefit of herself or others, any Confidential Information except as is permitted or required in the performance of Employee's duties for Employer or as is authorized in writing by Employer. Upon termination of Employee's employment, he shall return to Employer all Confidential Information in whatever format and including any and all copies. The covenants provided in this Section shall survive the termination of
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     Employee's employment and this Agreement.

VI.  COVENANT NOT TO COMPETE

     6.01 During the Employment Term and for a period of one (1) year following the termination of the employment, for whatever reason, Employee agrees not, directly or indirectly, to engage in any business which is in competition with that of Employer within the United States of America or Canada (including federally recognized Indian reservations) (the "Territory"). For purposes of this provision, Employee will be deemed to engage in a business by accepting employment with, rendering service to, or participating as a shareholder, director, officer, employee, consultant, independent contractor, sales representative or serving in any capacity similar to the foregoing on behalf of said business. A business shall be deemed to be in competition with Employer if it's primary business is leasing, financing, reconditioning or selling used gaming or gambling equipment, or furniture, fixtures or equipment designated for use or installation in gambling facilities, and/or it engages in origination or securitization of leases involving gaming equipment and/or gaming related equipment.

     6.02 During the Employment Term and for a period of one (1) year following the termination of the employment, for whatever reason, Employee agrees not, directly or indirectly, on his own account or for another, to either solicit any customer or business of Employer nor to divert any customer or business from Employer.

     6.03 During the Employment Term and for a period of one (1) year following the termination of the employment, for whatever reason, Employee agrees not, directly or indirectly, to solicit for employment or employ any employee or independent contractor of Employer.

     Should the Employer terminate this Agreement without cause, the time period of the Non-Compete Items referenced above will be reduced to a period of nine (9) months instead of the one-year period indicated herein.

VII. MISCELLANEOUS PROVISIONS

     7.01 Governing Law - This Agreement shall in all respects be subject to, and governed by, the laws of the State of Nevada

     7.02 Severability - The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity or enforceability or any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

     7.03 Waiver - A party's failure to insist on compliance or enforcement of any provision of this Agreement, shall not affect the validity or enforceability or constitute a waiver of future enforcement of that

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               provision or of any other provision of this Agreement by the party or any other party.

     7.04 If Employer requests that Employee assist in litigation or administrative proceedings in which Employee has knowledge or had involvement during Employee's term of Employment, Employer shall reimburse Employee within 30 days for all documented and submitted expenses incurred in providing such services.

     7.05 Notice - Notices to or for the respective parties shall be given in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed to the respective party at the address set out below, or at such other address as either party may elect to provide in advance in writing to the other party:

               EMPLOYEE:      Steven Des Champs

                              8381 Las Lagunas Lane

                              Las Vegas, NV  89129

               EMPLOYER:      PDS Financial Corporation

                              c/o Orine Green, Human Resources Manager

                              6171 McLeod Dr.

                              Las Vegas, NV  89120-4048

     7.06 Assignment - This Agreement, together with any amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives, except that the rights and benefits of either of the parties under this Agreement May not be assigned without the prior written consent of the other party.

     7.07 Amendments - This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by the Company and the Employee.

     7.08 Entire Agreement - Except for the separate documents referenced above, this Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment of Employee, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the Employee by Employer not contained herein shall be of any force or effect.
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     7.09      Binding Arbitration; Injunctive Relief - Any controversy,
               dispute, or claim arising under this Agreement which cannot be resolved to the mutual satisfaction of the parties hereto shall be determined by arbitration in the City of Las Vegas, Nevada, pursuant to the provisions of the Nevada Uniform Arbitration Act. If the parties can agree on the selection of an arbitrator, then the decision or award of that arbitrator shall be final and binding on the parties. If they are unable to agree on the arbitrator, each party shall select one arbitrator within fifteen
               (15) days after demand for arbitration, and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days following their initial selection. Any decision by two of the three arbitrators shall be final and binding on the parties. Any decision or award under this Section 7.09 may be entered and a judgment obtained thereon in the Eighth Judicial District Court of the State of Nevada. The non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees and costs incurred in connection with the arbitration and/or court action. In the event that a violation of this Agreement warrants injunctive relief, including a violation of Sections 6.01, 6.02 or 6.03, the party who desires such relief shall be entitled to seek such relief in the Eighth Judicial District Court of the State of Nevada.

     7.10 References to Gender and Number Terms - In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

     7.11 Headings - The various headings in this Agreement are inserted for convenience only and are not part of this Agreement.

                                        EMPLOYEE:
                                        /s/ Steven M. Des Champs
                                        ___________________________
                                        Steven M. Des Champs


                                        EMPLOYER:

                                        PDS FINANCIAL CORPORATION

                                        /s/ Johan Finley
                                        ___________________________

                                        Its: President
                                            _______________________
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                                     EXHIBIT 1

                              CHIEF FINANCIAL OFFICER
                            DUTIES AND RESPONSIBILITIES

SUMMARY
Typical CFO duties and responsibilities, including directing the organization's financial planning and reporting, supervising the Accounting Department and overseeing the implementation of new information systems as well as the organization's relationship with lending institutions, shareholders, and the financial community either personally or through subordinate managers.

ESSENTIAL DUTIES AND RESPONSIBILITIES include the following. Other duties may be assigned.

Oversees and directs treasury, budgeting, audit, tax, accounting, long range forecasting activities for the organization.

Directs the controller(s) in providing and directing procedures and computer application systems necessary to maintain proper records and to afford adequate accounting controls and services.

Responsible for treasurer functions, such as, custodian of funds, securities, and assets of the organization.

Appraises the organization's financial position and issues periodic reports on organization's financial stability, liquidity, and growth.

Directs, oversees and coordinates the establishment of and adherence to budget programs.

Coordinates tax reporting programs and investor relation activities.

Oversees and directs the preparation and issuance of the corporation's annual report.

Oversees and directs the preparation and issuance of the corporation's regulatory filings with the SEC (10-Q's and 10-K's) and the IRS and any other financial reporting.

Oversees the implementation of company's information systems.

Analyzes operational issues impacting the company, determines their financial impact, and makes recommendations.

Provides input into the structure of transactions to maximize profitability and cash flows.

Increases the Company's capital structure.

Evaluates and recommends business partnering, alliances or acquisition opportunities.

Establishes and maintains contacts with stockholders, financial institutions, and the investment community.

Serves as a member of the Executive Committee

Works with Human Resources Department to review and improve the organization's compensation structure, including the possible implementation of an Employee Profit Sharing or Bonus Program.